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SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 31, 2001

Date of Report (date of earliest event reported)

INTRAWARE, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-25249 (Commission File Number)	68-0389976 (I.R.S. Employer Identification No.)

25 Orinda Way
Orinda, California 94563
(Address of principal executive offices)

Registrant's telephone number, including area code: (925) 253-4500

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events

    On August 31, 2001, Intraware, Inc. (the "Company") issued one year Senior Secured Promissory Notes (the "Notes"), bearing interest of 8% annually, to certain institutional and individual investors for an aggregate sale price of approximately $6,150,000 with net proceeds after fees and expenses of approximately $5,600,000 (the "Financing"). The investors will also receive warrants to purchase 6.15 million shares of common stock at an exercise price of $0.01 per share. Warrants exceeding 19.9% of the Company's common stock will not be exercisable until the Company has received stockholder approval. The Company has agreed to hold a stockholder meeting seeking stockholder approval no later than November 29, 2001. If the Company obtains stockholder approval at the meeting, the Notes will be convertible into the same type of securities issued by the Company in its next financing round. The Notes hold senior rank and are secured by substantially all of the Company's assets as set forth in the Security Agreement, attached hereto as Exhibit 4.3 and dated August 31, 2001. The Notes are repayable by the Company at any time, and will mature early if the Company is acquired or undergoes a change of control, or if its stockholders do not approve the Financing within 90 days. On September 20, 2001, the Company completed an additional closing for an aggregate sale price of approximately $850,000 on the same terms as those in the August 31, 2001 closing.

    In connection with the Financing, all investors in the Company's previous Series B Convertible Preferred Stock financing exchanged their shares pursuant to an Exchange Agreement, attached hereto as Exhibit 4.4, for shares of Series B-1 Convertible Preferred Stock and the Company eliminated its Series B Convertible Preferred Stock from its Certificate of Incorporation. The Series B-1 Convertible Preferred Stock is subject to the terms and conditions of the Certificate of Designations, Preferences and Rights attached hereto as Exhibit 3(i).3, which terms and conditions are substantially the same as those for the Series B Convertible Preferred Stock.

    A member of the Company's Board of Directors is affiliated with the placement agent in the Financing and with one of the investors. Because of this relationship, as well as the quantity of warrants being issued and the price of the warrants, The Nasdaq Stock Market's application of NASD rules would have required the Company to obtain stockholder approval before issuing the warrants. However, Nasdaq granted the Company an exception from the stockholder approval rule. In keeping with Nasdaq's determination, the Company mailed to its stockholders on or about September 14, 2001 a written notice of this exception, and the Company will wait 10 days before issuing the Warrants.

    The Notes are subject to the terms and conditions of the form of Promissory Note attached hereto as Exhibit 4.1. The Warrants are subject to the terms and conditions of the form of Warrant attached hereto as Exhibit 4.2. Pursuant to a Registration Rights Agreement, attached hereto as Exhibit 4.5, the Company has agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the shares of Common Stock issuable pursuant to the terms of the Warrants. The terms of the financing are more fully set forth in the form of Subscription Agreement and the Placement Agency Agreement attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

    On September 4, 2001, the Company issued a press release relating to the closing of the Financing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (a)
  Financial Statements.

     Not applicable.

  (b)
  Pro Forma Financial Information.

     Not applicable.

  (c)
  Exhibits

3(i).1	Restated Certificate of Incorporation.
3(i).2	Certificate of Elimination of Series B Certificate of Designations, Preferences and Rights.
3(i).3	Series B-1 Certificate of Designations, Preferences and Rights.
4.1	Form of Promissory Note.
4.2	Form of Warrant.
4.3	Security Agreement, dated August 31, 2001 by and among Intraware, Inc., Commonwealth Associates, L.P. and the investors named therein.
4.4	Exchange Agreement, dated August 31, 2001 by and among Intraware, Inc. and the investors named therein.
4.5	Registration Rights Agreement, dated August 31, 2001 by and among Intraware, Inc. and the investors named therein.
10.1	Form of Subscription Agreement, dated August 31, 2001 by and among Intraware, Inc. and the investors.
10.2	Placement Agency Agreement, dated August 31, 2001 by and between Intraware, Inc. and the placement agent.
99.1	Press Release.

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2001	INTRAWARE, INC.
/s/ JOHN J. MOSS John J. Moss General Counsel and Secretary

Exhibit Index

Exhibit Number	Exhibit Title
3(i).1	Restated Certificate of Incorporation.
3(i).2	Certificate of Elimination of Series B Certificate of Designations, Preferences and Rights.
3(i).3	Series B-1 Certificate of Designations, Preferences and Rights.
4.1	Form of Promissory Note.
4.2	Form of Warrant.
4.3	Security Agreement, dated August 31, 2001 by and among Intraware, Inc., Commonwealth Associates, L.P. and the investors named therein.
4.4	Exchange Agreement, dated August 31, 2001 by and among Intraware, Inc. and the investors named therein.
4.5	Registration Rights Agreement, dated August 31, 2001 by and among Intraware, Inc. and the investors named therein.
10.1	Form of Subscription Agreement, dated August 31, 2001 by and among Intraware, Inc. and the investors.
10.2	Placement Agency Agreement, dated August 31, 2001 by and between Intraware, Inc. and the placement agent.
99.1	Press Release.

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Exhibit Index